Exhibit 10.2

EXECUTION VERSION

FOURTH REVOLVING FACILITY REFINANCING AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 12, 2021 (this “Fourth Revolving Facility Refinancing Amendment”), among Sabre GLBL Inc., a Delaware corporation (the “Borrower”), Sabre Holdings Corporation, a Delaware corporation (“Holdings”), each of the other Loan Parties, Bank of America, N.A. (“Bank of America”), as administrative agent (in such capacity, the “Administrative Agent”), Bank of America, as the 2021 Other Term B-1 Lender (as defined below). The joint bookrunners for the Fourth Revolving Refinancing Amendment are BofA Securities, Inc., Wells Fargo Securities, LLC, Mizuho Bank, Ltd., Deutsche Bank Securities Inc. and Goldman Sachs Lending Partners LLC.

WHEREAS, the Borrower, Holdings, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of February 19, 2013 (as amended, amended and restated, modified and/or supplemented through the date hereof, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower;

WHEREAS, in accordance with the provisions of Section 2.15 of the Credit Agreement and pursuant to a request for Other Term Loans in the form of a term sheet dated as of June 25, 2021, posted to a website for the benefit of the Lenders, the Borrower has notified the Administrative Agent that it is requesting that Bank of America (the “2021 Other Term B-1 Lender”) provide Other Term Loans in the aggregate principal amount of $404,000,000 (the “2021 Other Term B-1 Loans” and the Other Term Commitments under this Fourth Revolving Facility Refinancing Amendment of the Other Term B-1 Lender with respect to the 2021 Other Term B-1 Loans, the “2021 Other Term B-1 Loan Commitments”) on the terms and conditions set forth in this Fourth Revolving Facility Refinancing Amendment, the proceeds of which will be used to refinance, terminate and replace in full the existing Revolving Credit Commitments (the “Existing Revolving Credit Commitments”) and Revolving Credit Loans (the “Existing Revolving Credit Loans”), in each case, outstanding on the date hereof (collectively, the “Existing Revolving Credit Facility”) and to pay the fees and expenses in connection therewith;

WHEREAS, in accordance with the provisions of Section 2.15 of the Credit Agreement and the terms and conditions set forth herein, the Borrower, Holdings, each of the other Loan Parties, the 2021 Other Term B-1 Lender and the Administrative Agent wish to effect this Fourth Revolving Facility Refinancing Amendment;

WHEREAS, the parties hereto wish to amend certain other provisions of the Credit Agreement as hereinafter provided in connection with foregoing, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1 Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2 Term Loan Refinancing Amendment.

(a) For the avoidance of doubt, (i) this Fourth Revolving Facility Refinancing Amendment constitutes a “Refinancing Amendment” pursuant to which a new Class of Other Term Loans is established pursuant to Section 2.15 of the Credit Agreement, (ii) the 2021 Other Term B-1 Loan Commitments constitute “Other Term Commitments” as defined in the Credit Agreement (as amended pursuant to Section 3 hereof), (iii) from and after the Fourth Revolving Facility Refinancing Amendment Effective Date (as hereinafter defined), the 2021 Other Term B-1 Loans constitute “Other Term Loans” as defined in the Credit Agreement (as amended pursuant to Section 3 hereof) and (iv) from and after the Fourth Revolving Facility Refinancing Amendment Effective Date, each 2021 Other Term B-1 Lender shall constitute a “Lender” and a “Term Lender” as defined in the Credit Agreement (as amended pursuant to Section 3 hereof).

(b) Subject to the terms and conditions set forth herein and the occurrence of the Fourth Revolving Facility Refinancing Amendment Effective Date, the 2021 Other Term B-1 Lender agrees to make 2021 Other Term B-1 Loans to the Borrower on the Fourth Revolving Facility Refinancing Amendment Effective Date in an amount equal to the amount of its 2021 Other Term B-1 Commitments (as set forth below). The full amount of the 2021 Other Term B-1 Loans shall be drawn by the Borrower in a single drawing on the Fourth Revolving Facility Refinancing Amendment Effective Date and amounts paid or prepaid in respect of the 2021 Other Term B-1 Loans may not be reborrowed. For purposes hereof, the 2021 Other Term B-1 Commitments of the 2021 Other Term B-1 Lender shall be $404,000,000.

(c) On the Fourth Revolving Facility Refinancing Amendment Effective Date, the Existing Revolving Credit Commitments shall be automatically terminated and no longer in effect and the Borrower shall pay in cash all accrued but unpaid interest owing with respect to the Existing Revolving Credit Loans through the Fourth Revolving Facility Refinancing Amendment Effective Date.

(d) Promptly following the Fourth Revolving Facility Refinancing Amendment Effective Date, all Notes, if any, evidencing the Existing Revolving Credit Loans shall be cancelled, and the 2021 Other Term B-1 Lender may request that its 2021 Other Term B-1 Loans be evidenced by a Note pursuant to Section 2.11 of the Credit Agreement.

(e) Each of the parties to this Fourth Revolving Facility Refinancing Amendment hereby agrees (x) that the 2021 Other Term B-1 Loans established pursuant to this Fourth Revolving Facility Refinancing Amendment shall have the “Interest Rates”, “Maturity Date”, “Scheduled Amortization”, “Call Premium” and “Use of Proceeds” as set forth on Annex I hereto and shall be subject to the provisions set forth on Annex II hereto and (y) subject to the proviso below, that all other terms and conditions applicable to such 2021 Other Term B-1 Loans shall be the same as the corresponding terms and conditions applicable to “Term B Loans” under the Credit Agreement; provided that, notwithstanding anything to the contrary in the Credit Agreement, the 2021 Other Term B-1 Loans shall not receive (or be considered Term Loans for purposes of) any mandatory prepayment pursuant to Section 2.05(b)(i), (ii) or (iii) of the Credit Agreement.

(f) The Borrower hereby consents, for purposes of Section 11.07(b)(i)(A) of the Credit Agreement, to the assignment on or within ninety (90) days of the Fourth Revolving Facility Refinancing Amendment Effective Date of any 2021 Other Term B-1 Loans by Bank of America, as the 2021 Other Term B-1 Lender, to (A) any Person that was an existing Term Lender on the Fourth Revolving Facility Refinancing Amendment Effective Date (immediately prior to giving effect thereto) or (B) any Eligible Assignee separately identified, and acceptable, to the Borrower. Any such assignee shall thereafter be a “2021 Other Term B-1 Lender”.

SECTION 3 Amendments to the Credit Agreement. Each of the parties hereto agrees that, effective on the Fourth Revolving Facility Refinancing Amendment Effective Date (immediately after giving effect to incurrence of the 2021 Other Term B-1 Loans), the Credit Agreement shall be amended as follows:

(a) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following to the end thereof:

“The Applicable Rate with respect to the 2021 Other Term B-1 Loans is as set forth in the Fourth Revolving Facility Refinancing Amendment”

(b) The definition of “Base Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding anything to the contrary, in no event shall the Base Rate for any 2021 Other Term B-1 Loan be less than the Base Rate “floor” set forth in the Fourth Revolving Facility Refinancing Amendment.”

(c) The last paragraph of the definition of “Eurocurrency Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following to the end thereof:

“Notwithstanding anything to the contrary, in no event shall the Eurocurrency Rate with respect to any applicable Interest Period for any 2021 Other Term B-1 Loan be less than the Eurocurrency Rate “floor” set forth in the Fourth Revolving Facility Refinancing Amendment.”

(d) The definition of “Facility” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Facility” means the Term B Loans, the 2020 Other Term B Loans, the 2021 Other Term B-1 Loans, the Revolving Credit Facility, each Class of Revolving Credit Commitments (or applicable Loans) or another Class of Commitments or Loans, as the context may require.”

(e) The definition of “Term Borrowing” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Borrowing” means (w) a Term B Borrowing, (x) a 2020 Other Term Loan Borrowing, (y) a 2021 Other Term B-1 Borrowing and (z) the making of an Incremental Term Loan by an Additional Term Lender to the Borrower pursuant to Section 2.14 and the applicable Incremental Term Facility Amendment, as context may require.”

(f) The definition of “Term Commitment” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Commitment” means (i) a Term B Commitment, (ii) Term Commitment Increase, (iii) an Other Term Commitment (including the 2020 Other Term Loan Commitment and the 2021 Other Term B-1 Loan Commitment) and (iv) an Incremental Term Commitment, in each case, as the context may require.”

(g) The definition of “Term Loans” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

““Term Loans” means a Term B Loan, a 2020 Other Term B Loan, a 2021 Other Term B-1 Loan, an Incremental Term A Loan, an Incremental Term Loan, an Other Term Loan and an Extended Term Loan, as the context may require; provided, however, that the 2021 Other Term B-1 Loans shall not be considered Term Loans for purposes of any mandatory prepayments pursuant to Section 2.05(b)(i), (ii), (iii) and (v).”

(h) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

(a) “2021 Other Term B-1 Borrowing” means a borrowing consisting of 2021 Other Term B-1 Loans of the same Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the 2021 Other Term B-1 Lenders pursuant to the Fourth Revolving Facility Refinancing Amendment.

(b) “2021 Other Term B-1 Loan Commitment” has the meaning specified in the Fourth Revolving Facility Refinancing Amendment.

(c) “2021 Other Term B-1 Lender” means, at any time, each Lender that has outstanding 2021 Other Term B-1 Loans.

(d) “2021 Other Term B-1 Loans” has the meaning specified in the Fourth Revolving Facility Refinancing Amendment.

(e) “Fourth Revolving Facility Refinancing Amendment” means that certain Fourth Revolving Facility Refinancing Amendment to Amended and Restated Credit Agreement, dated as of July 12, 2021 by and among Holdings, the Borrower, the other Loan Parties party thereto, the Lenders party thereto and the Administrative Agent.

(f) “Fourth Revolving Facility Refinancing Amendment Effective Date” has the meaning specified in the Fourth Revolving Facility Refinancing Amendment.

(i) Sections 2.05(b)(i), (ii), (iii) and (v) of the Credit Agreement are hereby amended by replacing each occurrence of “Term Loans” with “Term Loans (other than 2021 Other Term B-1 Loans)”.

(j) Sections 3.01(b) and 3.01(c) of the Credit Agreement are each hereby amended by inserting the text “or in the case of a 2021 Other Term B-1 Lender, the Fourth Revolving Facility Refinancing Amendment Effective Date” immediately after the text “the Sixth Term Loan Amendment Effective Date” appearing therein.

SECTION 4 Representations and Warranties. To induce the other parties hereto to enter into this Fourth Revolving Facility Refinancing Amendment, each Loan Party represents and warrants to each of the Lenders party hereto and the Administrative Agent that:

(a) the execution, delivery and performance by each Loan Party of this Fourth Revolving Facility Refinancing Amendment has been duly authorized by all necessary corporate, limited liability company and/or partnership action, as applicable, of such Loan Party;

(b) this Fourth Revolving Facility Refinancing Amendment has been duly executed and delivered by such Loan Party;

(c) each of this Fourth Revolving Facility Refinancing Amendment, the Credit Agreement and each other Loan Document to which each Loan Party is a party, after giving effect to the amendments pursuant to this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby, constitutes a legal, valid and binding obligation of such Loan Party, enforceable against it in accordance with its terms, subject to Debtor Relief Laws and to general principles of equity;

(d) no material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Fourth Revolving Facility Refinancing Amendment or the Credit Agreement, after giving effect to the amendments pursuant to this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby or for the consummation of the transactions contemplated hereby;

(e) the execution, delivery and performance by each Loan Party of this Fourth Revolving Facility Refinancing Amendment and the performance of the Credit Agreement, after giving effect to the amendments pursuant to this Fourth Revolving Facility Refinancing Amendment, are within such Loan Party’s corporate, limited liability company or limited partnership powers, as applicable, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents or (ii) violate any applicable material Law; in the case of this clause (ii), to the extent that such violations would not reasonably be expected to have a Material Adverse Effect; and

(f) immediately before and after giving effect to this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby (i) the representations and warranties of the Borrower and each of the other Loan Parties set forth in Article V of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Fourth Revolving Facility Refinancing Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates, and (ii) no Default shall have occurred and be continuing as of the Fourth Revolving Facility Refinancing Amendment Effective Date, after giving effect to this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby.

SECTION 5 Effectiveness. This Fourth Revolving Facility Refinancing Amendment shall become effective as of the date (the “Fourth Revolving Facility Refinancing Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Fourth Revolving Facility Refinancing Amendment that, when taken together, bear the signatures of (i) Holdings, (ii) the Borrower, (iii) each other Guarantor (iv) the Administrative Agent and (iv) the 2021 Other Term B-1 Lender;

(b) the Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower (A) certifying that the condition set forth in clause (f) below has been satisfied on or as of the Fourth Revolving Facility Refinancing Amendment Effective Date and (B) certifying that the 2021 Other Term B-1 Loans incurred pursuant to Section 2 above constitute Credit Agreement Refinancing Indebtedness (and meet the requirements of the definition thereof);

(c) the Existing Revolving Credit Loans shall be repaid in cash with the proceeds received from the 2021 Other Term B-1 Loans established pursuant to Section 2 of this Term Loan B-1 Refinancing Amendment, the Existing Revolving Credit Commitments shall have been permanently terminated, and all accrued interest, fees and premiums (if any) in connection with such Existing Revolving Credit Loans shall have been paid;

(d) the Administrative Agent shall have received a certificate from the chief financial officer of the Borrower substantially in the form of the certificate delivered pursuant to Section 4.01(a)(vi) to the Credit Agreement (with appropriate modifications to reflect the consummation of the transactions contemplated by this Fourth Revolving Facility Refinancing Amendment on the Fourth Revolving Facility Refinancing Amendment Effective Date) attesting to the Solvency of the Borrower and its Subsidiaries (taken as a whole) after giving effect to this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby;

(e) the Administrative Agent shall have received such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Fourth Revolving Facility Refinancing Amendment and amendment of the Credit Agreement and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(f) all of the conditions specified in Section 2.15 of the Credit Agreement with respect to the 2021 Other Term B-1 Loans shall have been satisfied;

(g) the Administrative Agent shall have received favorable customary legal opinions of (i) Young Conaway Stargatt & Taylor LLP, Delaware counsel to the Loan Parties and (ii) Cleary Gottlieb Steen & Hamilton LLP, New York counsel to the Loan Parties, in each case, as to any matter reasonably requested by the Administrative Agent, addressed to each Lender party hereto and the Administrative Agent, dated the Fourth Revolving Facility Refinancing Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, which the Loan Parties hereby request such counsel to deliver;

(h) no Default exists as of the Fourth Revolving Facility Refinancing Amendment Effective Date, both before and immediately after giving effect to this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby;

(i) all of the representations and warranties of the Borrower and each of the other Loan Parties set forth in Article V of the Credit Agreement and in the other Loan Documents (including this Fourth Revolving Facility Refinancing Amendment) are true and correct in all material respects on and as of the Fourth Revolving Facility Refinancing Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they were true and correct in all material respects as of such earlier date; provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct (after giving effect to any qualification therein) in all respects on such respective dates;

(j) the Borrower shall have paid to the Administrative Agent for the account of the 2021 Other Term B-1 Lender, a non-refundable upfront fee in Dollars and in immediately available funds in an amount equal to 0.25% of the aggregate amount of 2021 Other Term B-1 Loans outstanding of the 2021 Other Term B-1 Lender on the Fourth Revolving Facility Refinancing Amendment Effective Date, which fee shall be fully earned when paid and shall not be refundable for any reason whatsoever;

(k) Amendment No. 4 to the Credit Agreement is effective; and

(l) the Administrative Agent and the arranger of this Fourth Revolving Facility Refinancing Amendment, as applicable, shall have received payment of all fees and other amounts due and payable on or prior to the Fourth Revolving Facility Refinancing Amendment Effective Date and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

The Administrative Agent shall notify the Borrower and the 2021 Other Term B-1 Lender of the Fourth Revolving Facility Refinancing Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 6 Reaffirmation of Guaranty and Security. The Borrower and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Fourth Revolving Facility Refinancing Amendment or the Credit Agreement, after giving effect to this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms all of its obligations and liabilities under the Credit Agreement and each other Loan Document, in each case after giving effect to this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Collateral Documents to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Credit Agreement and the other Loan Documents, in each case after giving effect to this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby.

SECTION 7 Reference to and effect on the Credit Agreement(i) . From and after the Fourth Revolving Facility Refinancing Amendment Effective Date, the terms “Agreement”, “this Fourth Revolving Facility Refinancing Amendment”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, as used in the Credit Agreement, shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby, and the term “Credit Agreement”, as used in the other Loan Documents, shall mean the Credit Agreement as amended hereby and as may be further amended, supplemented or otherwise modified from time to time. For the avoidance of doubt, any references to “the date hereof” in the Credit Agreement shall refer to February 19, 2013.

SECTION 8 Counterparts. This Fourth Revolving Facility Refinancing Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except to the extent applicable law would prohibit the same, make the same unenforceable or affirmatively requires a manually executed counterpart signature, the delivery of an executed counterpart of a signature page of this Fourth Revolving Facility Refinancing Amendment by fax, emailed .pdf or any other electronic means approved by the Administrative Agent in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Fourth Revolving Facility Refinancing Amendment. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Fourth Revolving Facility Refinancing Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. As used herein, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or other record. Section headings used herein are for convenience of reference only, are not part of this Fourth Revolving Facility Refinancing Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Fourth Revolving Facility Refinancing Amendment.

SECTION 9 Governing Law. THIS FOURTH REVOLVING FACILITY REFINANCING AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10 Jurisdiction. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS FOURTH REVOLVING FACILITY REFINANCING AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS FOURTH REVOLVING FACILITY REFINANCING AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY (IN THE BOROUGH OF

MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS FOURTH REVOLVING FACILITY REFINANCING AMENDMENT, THE BORROWER, HOLDINGS, EACH OTHER GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES NOT TO COMMENCE ANY SUCH LEGAL ACTION OR PROCEEDING IN ANY OTHER JURISDICTION, TO THE EXTENT PERMITTED BY APPLICABLE LAW. THE BORROWER, HOLDINGS, EACH OTHER LOAN PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS FOURTH REVOLVING FACILITY REFINANCING AMENDMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 11 Headings. The headings of this Fourth Revolving Facility Refinancing Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 12 No Novation. Other than with respect to the Existing Revolving Credit Loans as expressly set forth herein, this Fourth Revolving Facility Refinancing Amendment shall not extinguish the Obligations for the payment of money outstanding under the Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the Fourth Revolving Facility Refinancing Amendment Effective Date in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Other than with respect to the Existing Revolving Credit Loans as expressly set forth herein, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Fourth Revolving Facility Refinancing Amendment or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Borrower under the Credit Agreement or the Borrower or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and such obligations are in all respects continuing with only the terms being modified as provided in this Fourth Revolving Facility Refinancing Amendment. The Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby. This Fourth Revolving Facility Refinancing Amendment shall constitute a Loan Document for all purposes of the Credit Agreement. Each Guarantor further agrees that nothing in the Credit Agreement, this Fourth Revolving Facility Refinancing Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Credit Agreement.

SECTION 13 Notices. All communications and notices hereunder shall be given as provided in the Credit Agreement.

SECTION 14 Severability. If any provision of this Fourth Revolving Facility Refinancing Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Fourth Revolving Facility Refinancing Amendment and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 15 Successors. The terms of this Fourth Revolving Facility Refinancing Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and assigns.

SECTION 16 No Waiver. Except as expressly set forth herein, this Fourth Revolving Facility Refinancing Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to receive a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Revolving Facility Refinancing Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

SABRE GLBL INC.,

By	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

SABRE HOLDINGS CORPORATION,

By	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

[Signature Page to Fourth RCF Refinancing Amendment]

EACH OF THE LOAN PARTIES LISTED BELOW, hereby consents to the entering into of this Fourth Revolving Facility Refinancing Amendment and agrees to the provisions hereof:

GETTHERE INC.

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

GETTHERE L.P.

By:	GetThere Inc., its General Partner

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

LASTMINUTE.COM LLC

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

LASTMINUTE.COM HOLDINGS, INC.

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

PRISM GROUP, INC.

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

PRISM TECHNOLOGIES, LLC

By:	/s/ Brian Evan

Name:	Brian Evans
Title:	Treasurer

[Signature Page to Fourth RCF Refinancing Amendment]

SABRE INTERNATIONAL NEWCO, INC.

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

SABREMARK G.P., LLC

By:	/s/ Steven W. Milton
Name: Steven W. Milton
Title: Corporate Secretary

IHS US INC.

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

SABREMARK LIMITED PARTNERSHIP

By:	SabreMark G.P., LLC, its General Partner

By:	/s/ Steven W. Milton
Name: Steven W. Milton Title: Corporate Secretary

INNLINK, LLC

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

NEXUS WORLD SERVICES, INC.

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

TRAVLYNX LLC

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

[Signature Page to Fourth RCF Refinancing Amendment]

TVL HOLDINGS I, LLC

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

TVL HOLDINGS, INC.

By:	/s/ Brian Evans

Name:	Brian Evans
Title:	Treasurer

TVL LLC

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

TVL LP

By: TVL LLC, its General Partner

By:	/s/ Brian Evans
Name:	Brian Evans
Title:	Treasurer

TVL COMMON, INC.

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

RSI MIDCO, INC.

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

RADIXX SOLUTIONS INTERNATIONAL, Inc.

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

[Signature Page to Fourth RCF Refinancing Amendment]

SABRE GDC, LLC

By:	/s/ Brian Evans
Name: Brian Evans
Title: Treasurer

[Signature Page to Fourth RCF Refinancing Amendment]

BANK OF AMERICA, N.A., as Administrative Agent and the 2021 Other Term B-1 Lender

By
/s/ Bryan Dobrovolski
Name: Bryan Dobrovolski
Title: Director

By
/s/ Bryan Dobrovolski
Name: Bryan Dobrovolski
Title: Director

[Signature Page to Fourth RCF Refinancing Amendment]

ANNEX I

SUMMARY OF TERMS

Interest Rates:

The Applicable Rate with respect to any 2021 Other Term B-1 Loans, (I) for Base Rate Loans, 2.50% and (II) for Eurocurrency Rate Loans, 3.50%:

Notwithstanding anything to the contrary in the Credit Agreement, (I) the Eurocurrency Rate for the 2021 Other Term B-1 Loans shall in no event be less than 0.50% per annum and (II) the Base Rate for the 2021 Other Term B-1 Loans shall in no event be less than 1.50% per annum.

Solely for purposes of the 2021 Other Term B-1 Loans, the Credit Agreement shall be amended as set forth on Annex II hereto.

Maturity Date:	December 17, 2027 (or, with respect to any 2021 Other Term B-1 Lender that has extended the maturity date of its 2021 Other Term B-1 Loans pursuant to Section 2.16, the extended maturity date set forth in the applicable Term Extension Request delivered by the Borrower and such 2021 Other Term B-1 Lender to the Administrative Agent pursuant to Section 2.16) (the “2021 Other Term B-1 Loan Maturity Date”).

Scheduled Amortization:

The Borrower shall repay to the Administrative Agent for the ratable account of the 2021 Other Term B-1 Lenders:

(a)   on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2021, an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all 2021 Other Term B-1 Loans outstanding on the Fourth Revolving Facility Refinancing Amendment Effective Date (as such repayment amount shall be reduced as a result of the application of prepayments as directed by the Borrower pursuant to Section 2.05).

(b)   on the 2021 Other Term B-1 Loan Maturity Date, the aggregate principal amount of all such 2021 Other Term B-1 Loans outstanding on such date.

Call Premium:

(I) Any prepayment of the 2021 Other Term B-1 Loans pursuant to Section 2.05(a)(i) or Section 2.05(b)(viii) or (II) any Repricing Event (as defined below) (including any assignment of such 2021 Other Term B-1 Loans pursuant to the terms of Section 3.07, in each case, in connection with a Repricing Event), in each case, shall be accompanied by the payment of the Call Premium (as defined below), for the ratable account of the 2021 Other Term B-1 Lenders.

“Repricing Event” means any amendment to this Agreement the primary purpose of which is the reduce the Effective Yield applicable to the 2021 Other Term B-1 Loans. Any such determination by the Administrative Agent as contemplated by the preceding sentence shall be conclusive and binding on the Borrower and all Lenders holding such 2021 Other Term B-1 Loans, absent manifest error. The Administrative Agent shall not have any liability to any Person with respect to such determination.

“Call Premium” means a premium (expressed as a percentage of the principal amount of the applicable 2021 Other Term B-1 Loans to be prepaid, subject to the applicable amendment or assigned, as the case may be) equal to the amount set forth below:

(a)   1.0% on or prior to the December 17, 2021; and

(b)   0% after such date described in clause (a) above.

Use of Proceeds:	The proceeds of the 2021 Other Term B-1 Loans incurred pursuant to Section 2 of the Fourth Revolving Facility Refinancing Amendment shall be used to refinance in full the Existing Revolving Credit Loans and to pay fees and expenses in connection therewith.

ANNEX II

AMENDMENTS TO SECTION 3.03 AND RELATED DEFINITIONS

It is agreed and understood that the amendments set forth herein apply solely to the Class of 2021 Other Term B-1 Loans and do not apply to any other Class of Loans or Commitments.

Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.03(c) then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means:

(1) For purposes of Section 3.03(c)(i), the first alternative set forth below that can be determined by the Administrative Agent:

(a) the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

(b) the sum of: (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2) For purposes of Section 3.03(c)(ii), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by the Administrative Agent and the Borrower as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0.50%, the Benchmark Replacement will be deemed to be 0.50% for the purposes of this Agreement and the other Loan Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

a determination by the Administrative Agent, or a notification by the Borrower to the Administrative Agent that the Borrower has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.03(c), are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and the joint election by the Administrative Agent and the Borrower to replace LIBOR with a Benchmark Replacement and the provision by the Administrative Agent of written notice of such election to the Lenders.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“LIBOR Replacement Date” has the meaning specified in Section 3.03(b).

“LIBOR Successor Rate” has the meaning specified in Section 3.03(b).

“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Other Rate Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(ii) and paragraph (2) of the definition of “Benchmark Replacement.

“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(b).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate:

(A) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (x) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (y) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service acceptable to the Administrative Agent; or

(B) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Required 2021 Other Term B-1 Lenders” means, as of any date of determination, Lenders having more than 50% of the aggregate outstanding principal amount of 2021 Other Term B-1 Loans.

“SOFR” with respect to any Business Day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR Early Opt-in” means the Administrative Agent and the Borrower have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.03(c)(i) and paragraph (1) of the definition of “Benchmark Replacement”.

“Term SOFR” means, for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) If the Required Lenders reasonably determine, in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, that by reason of any changes affecting the applicable interbank Eurocurrency market adequate and fair means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan, or that the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such Eurocurrency Rate Loan, in each case due to circumstances arising on or after the date hereof, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain any affected Eurocurrency Rate Loans in the affected currency or currencies shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, subject to Section 3.05, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein (or, in the case of a pending request for a Loan denominated in an Alternative Currency, the Borrower and the Lenders may establish a mutually acceptable alternative rate).

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required 2021 Other Term B-1 Lenders notify the Administrative Agent (with, in the case of the Required 2021 Other Term B-1 Lenders, a copy to the Borrower) that the Borrower or Required 2021 Other Term B-1 Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining LIBOR for any Interest Period hereunder or any other tenors of LIBOR, including, without limitation, because the LIBOR Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which LIBOR or the LIBOR Rate shall no longer be made available, or used for determining the interest rate of loans, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide LIBOR after such specific date (such specific date, the “Scheduled Unavailability Date”); or

(iii) the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of LIBOR are no longer representative; or

(iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR;

then, in the case of clauses (i)-(iii) above, on a date and time determined by the Administrative Agent (any such date, the “LIBOR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under clauses (i), (ii) or (iii) above and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, LIBOR will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”):

(x)	Term SOFR plus the Related Adjustment; and

(y)	SOFR plus the Related Adjustment;

and in the case of clause (iv) above, the Borrower and Administrative Agent may amend this Agreement solely for the purpose of replacing LIBOR under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m., on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Borrower of the occurrence of the circumstances described in clause (iv) above unless, prior to such time, Lenders comprising the Required 2021 Other Term B-1 Lenders have delivered to the Administrative Agent written notice that such Required 2021 Other Term B-1 Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause;

provided that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjusted LIBOR Successor Rate shall be Term SOFR and the LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each 2021 Other Term B-1 Lender of (x) any occurrence of any of the events, periods or circumstances under clauses (i) through (iii) above, (y) a LIBOR Replacement Date and (z) the LIBOR Successor Rate.

Any LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any LIBOR Successor Rate as so determined would otherwise be less than 0.50%, the LIBOR Successor Rate will be deemed to be 0.50% for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

If the events or circumstances of the type described in 3.03(b)(i)-(iii) have occurred with respect to the LIBOR Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the definition of “LIBOR Successor Rate.”

(c) Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii) (x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by the Administrative Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless the Administrative Agent determines that neither of such alternative rates is available and (y) on the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.

(iii) At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(iv) In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(v) The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).

(vi) At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(d) If, at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, no LIBOR Successor Rate has been determined in accordance with clauses (b) or (c) of this Section 3.03 and the circumstances under clauses (b)(i) or (b)(iii) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate, until the LIBOR Successor Rate has been determined in accordance with clauses (b) or (c). Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans, Interest Periods, interest payment dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.